Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2013 relating to the financial statements and financial statement schedules which appears in FTD Companies, Inc.’s Registration Statement on Form 10-12B (File No. 001-35901) for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
November 13, 2013